Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 16, 2021, except for Notes 2(a), 6, 11, 12 and 21, as to which the date is April 30, 2021, with respect to the consolidated financial statements of AdaptHealth Corp., incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
August 6, 2021